UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

Compensation Plan for Independent Directors

On December 12, 2007, the Board of Directors (the “Board”) of Guardian Technologies International, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved and adopted an amended policy regarding the compensation of independent directors (the “Policy”).

The Policy will become effective January 1, 2008, and will amend and supersede, effective as of such date, the policy regarding the compensation of independent directors that was adopted by the Board on December 22, 2005 (the “Former Policy”).  The adoption and a summary of the material terms of the Former Policy were disclosed under Item 1.01 of a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2005.

The purpose of the amended policy is to attract and retain qualified independent members of the Board.

The following summary of the Policy is not complete and is qualified in its entirety by reference to the “Amended Policy Regarding Compensation of Independent Directors” attached hereto as Exhibit 10.1 and incorporated herein by reference thereto.

Compensation of Independent Directors

Annual Award

Under the Policy, each independent director is entitled to receive an annual award (“Annual Award”) of 25,000 non-qualified stock options to purchase shares of the Company’s common stock, $.001 par value per share (“Common Stock”), pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”) as compensation for his service as a director.  The options will be granted on or before January 15 of each calendar year.  In the event a director is appointed to the Board after January 15 of a calendar year, he or she will be granted a pro rata portion of the number of options to which he would otherwise have been entitled as an annual award within 15 days of the date of his appointment. The options issuable as an Annual Award will be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant, will vest and become exercisable one year from the date of grant and will be for a term of ten years unless earlier terminated.

Annual Retainer

In addition, each independent director is entitled to receive an annual retainer (“Annual Retainer”) for attending meetings of the Board, Board committees, and for acting as chairperson of a Board committee or the Company’s Advisory Board.  Each independent director shall receive the following stock option awards pursuant to the Plan on or before January 15 of each calendar year:

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Non-qualified stock options to purchase 24,000 shares of Common Stock and as compensation for attending meetings of the Board;

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Non-qualified stock options to purchase 3,000 shares of Common Stock for each committee of the Board to which an independent director is appointed and as compensation for attending meetings of each such Board committee; and

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Non-qualified stock options to purchase 2,000 shares of Common Stock for acting as chairperson of a Board committee or as chairperson of the Company’s Advisory Board.

In the event a director is appointed to the Board, to a Board committee, or as chairperson of a Board committee or the Company’s Advisory Board after January 15 of a calendar year, he or she will be granted a pro rata portion of the number of options to which he would otherwise have been entitled as an Annual Retainer within 15 days of the date of his appointment. The options issuable as an Annual Retainer will be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant, will vest and become exercisable one year from the date of grant and will be for a term of ten years unless earlier terminated.

Reimbursement of Expenses

Under the Policy, each independent director is entitled to be reimbursed reasonable expenses incurred in connection with travel to and attending Board and Board committee meetings.

Other Provisions of Policy

Under the Policy, the Board (or Compensation Committee with regard to option awards) reserves the right to grant additional awards of restricted stock and/or cash compensation to independent directors from time to time.  The options granted pursuant to the Policy are subject to the terms of the Plan.  The Policy may be amended, altered or terminated at the election of the Board, provided that no such amendment, alteration or termination shall have a retroactive effect or impair the rights of an independent director under any option grant.

Form of Annual Award and Annual Retainer Award Agreements

The form of Independent Director Non-Qualified Stock Option Award Agreement covering Annual Award and Annual Retainer option awards to independent directors is attached hereto as Exhibit 10.2 and is incorporated herein by reference thereto.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

10.1

Amended Policy Regarding Compensation of Independent Directors, effective January 1, 2008, filed herewith.

10.2

Form of Independent Director Non-Qualified Stock Option Award Agreement, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: December 17 , 2007	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

28309056.133

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